Exhibit 99.1

Vivakor Announces 1-for-20 Reverse Stock Split

Reverse Stock Split Expected to Become Effective July 17, 2026

Dallas, TX – GlobeNewswire – July 14, 2026 – Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation services, today announced a 1-for-20 reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”). The Reverse Stock Split is expected to become effective at the opening of trading on the Nasdaq Capital Market on July 17, 2026 under the existing ticker symbol “VIVK.”

The Reverse Stock Split is intended to increase the per-share trading price of the Company’s common stock and support the Company’s continued listing on the Nasdaq Capital Market. On June 30, 2026, at the 2026 Annual Meeting of Stockholders, the stockholders approved one or more reverse stock splits of our common stock over the course of the next two years at a ratio within a range from one-for-two (1:2) up to one-for-two thousand (1:2000), with the specific ratio and date of any such reverse stock split to be determined by the Board of Directors. The Company’s Board of Directors approved the current Reverse Stock Split at the ratio of 1-for-20. Following the Reverse Stock Split each twenty (20) shares of the Company’s issued and outstanding common stock will automatically be combined into one (1) share of common stock. As a result, the Company’s outstanding shares will be reduced from approximately 13,344,000 to approximately 667,200, while the number of authorized shares will remain unchanged. Following the reverse stock split, the Company’s common stock will trade under the new CUSIP number 92852R601.

No fractional shares will be issued. Stockholders who would otherwise receive a fractional share will instead receive one whole share.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services, operating one of the largest fleets of oilfield trucking services in the continental United States. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil, storage, transportation, reuse, and remediation services under long-term contracts. Once operational, Vivakor’s interest in oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Investor Contact:
P:469-480-7175
info@vivakor.com